UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2021

HERITAGE-CRYSTAL CLEAN, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33987	26-0351454
(State or other jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2175 Point Boulevard, Suite 375, Elgin, IL 60123
 (Address of Principal Executive Offices) (Zip Code)

(847) 836-5670
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	HCCI	NASDAQ Global Select Market

ITEM 5.07 Submission of Matters to a Vote of Security Holders
On May, 3, 2021, Heritage-Crystal Clean, Inc. (the “Company”) held its 2021 Annual Meeting of Shareholders (the “Annual Meeting”), pursuant to notice duly given. The proposal to ratify the appointment of Grant Thornton LLP was a routine matter and, therefore, there were no broker non-votes relating to that matter. The results of the voting for each of these proposals were as follows:

1. Election of Class I Directors.

Election of Class I Directors	For	Withheld	Broker Non-Votes
Fred Fehsenfeld, Jr.	16,481,362	6,034,851	712,010
Jim Schumacher	19,192,017	3,324,196	712,010

Each director nominee was duly elected to serve until the Annual Meeting of Stockholders in 2024 or until the director's successor has been duly elected and qualified, or until the earlier of the director's death, resignation, or retirement.

2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending January 1, 2022.

For	Against	Abstain
23,221,250	6,518	785

Shareholders ratified the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal year ending January 1, 2022.

3. Approval on an advisory basis of the named executive officer compensation for fiscal 2020.

For	Against	Abstain	Broker Non-votes
12,698,551	9,887,374	2,506	640,122

Shareholders approved named executive officer compensation for the fiscal year ending January 2, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

HERITAGE-CRYSTAL CLEAN, INC.
Date: May 5, 2021	By: /s/ Mark DeVita Title: Chief Financial Officer